UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 5, 2015 (June 4, 2015)

SL GREEN REALTY CORP.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

MARYLAND
(STATE OF INCORPORATION)

1-13199	13-3956775
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

420 Lexington Avenue	10170
New York, New York	(ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(212) 594-2700
(REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

(a)  SL Green Realty Corp. (the "Company") held its Annual Meeting of Stockholders (the "Annual Meeting") on June 4, 2015.

(b)  The Annual Meeting was held for the purpose of: (i) electing two Class III directors to serve on the Company's Board of Directors until its 2018 annual meeting of stockholders and until their successors are duly elected and qualify; (ii) approving, on an advisory basis, the Company's executive compensation; and (iii) ratifying the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015.  Further information regarding the foregoing proposals is contained in the Company's Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 24, 2015.  The total number of shares of common stock entitled to vote at the Annual Meeting was 99,532,817, of which 91,633,952 shares, or approximately 92%, were present in person or by proxy.  The results of the meeting were as follows:

Proposal 1

John H. Alschuler and Stephen L. Green were elected, with approximately 97.8% and 93.7%, respectively, of the votes cast voting in favor, as the Class III directors of the Company for a three-year term or until their successors are duly elected and qualify.

	Votes For	Votes Withheld	Broker Non-Votes
John H. Alschuler	88,578,148	1,969,034	1,086,770
Stephen L. Green	84,822,800	5,724,382	1,086,770

Proposal 2

The Company's executive compensation was approved on an advisory basis, with approximately 66.4% of the votes cast voting in favor.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
60,062,363	30,419,400	65,419	1,086,770

Proposal 3

The appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015 was ratified, with approximately 99.6% of the votes cast voting in favor.

Votes For	Votes Against	Votes Abstaining
91,250,108	323,694	60,150

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SL GREEN REALTY CORP.

/s/ Matthew DiLiberto
Matthew DiLiberto
Chief Financial Officer

Date:  June 5, 2015